                                                                   EXHIBIT 10.12


                      MANAGEMENT STOCK PURCHASE AGREEMENT

     This MANAGEMENT STOCK PURCHASE AGREEMENT is dated as of October 20, 1998 among Derby Cycle Corporation, a Delaware corporation (the "Company"), and Gary
S. Matthews ("Employee").

     This Agreement provides for the purchase by Employee of the 1,500 shares of the Company's Class A Common Stock, par value $1,000.00 per share (the "Common Stock"), upon the terms and subject to the conditions set forth herein. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in that certain Shareholders' Agreement, dated May 14, 1998 (the "Shareholders' Agreement"), by and among the Company and certain shareholders of the Company.

     NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

                        ARTICLE 1. PURCHASE OF STOCK.

          1.1  Purchase and Sale of Stock.  On the date hereof, the Company
               --------------------------
agrees to sell Employee and Employee agrees to purchase from the Company the Common Stock at a purchase price of $1,000.00 per share for an aggregate purchase price of $1,500,000. Upon execution of this Agreement, Employee will deliver to the Company an executed promissory note in the form attached hereto as Exhibit A with a principal amount of $1,500,000, and the Company shall deliver to Employee a certificate or certificates representing the Common Stock.

          1.2  Shareholders' Agreement and Registration Agreement.  The
               --------------------------------------------------
Company's obligations under this Agreement are expressly conditioned upon Employee Holder (as defined below) becoming a party to the Shareholders' Agreement. The Company hereby agrees to make Employee a party to the Registration Agreement, dated as of May 14, 1998, between the Company and certain shareholders of the Company.

"Employee Holder" shall mean the Employee and any other person holding or having any interest in any of the Common Stock.

                  ARTICLE 2. REPRESENTATIONS AND WARRANTIES.

          2.1  Representations and Warranties of Employee.  As a material
               ------------------------------------------
inducement to the Company to enter into this Agreement and sell the Common Stock, Employee hereby represents and warrants to the Company that:

               (a) (i) this Agreement constitutes a legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and (ii) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a breach of or default under any agreement, contract, instrument, order, judgment or decree (including, without limitation, any employment agreement or non-compete agreement with any other person or entity) to which Employee is a party or by which he is bound.

               (b) Employee is acquiring the Common Stock purchased hereunder or acquired pursuant hereto for his own account with the present intention of holding such securities for purposes of investment, and Employee has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

               (c) Employee is financially able to bear the economic risk of an investment in the Common Stock, including the total loss thereof.

               (d) Employee is able to bear the economic risk of the investment in the Common Stock for an indefinite period of time and Employee understands that the Common Stock has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

               (e) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the purchase of the Common Stock and has had full access to such other information concerning the Company as Employee has requested. Employee has reviewed, or has had an opportunity to review, the following documents: (i) the Company's Certificate of Incorporation and Bylaws; (ii) the Company's pro forma balance sheet as of August 1, 1998, as well as financial projections, estimates, forecasts, budgets, summaries, reports and other related documents.

               (f) No commission, fee or other remuneration is to be paid or given directly or indirectly, to any person or entity for soliciting Employee to purchase the Common Stock.

               (g) Employee is employed by the Company or one of its subsidiaries, Employee is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock and Employee has determined that such investment in the Common Stock is suitable for Employee, based upon Employee's financial situation and needs, as well as Employee's other securities holdings.

          2.2  Representations and Warranties of the Company.  As a material
               ---------------------------------------------
inducement to the Employee to enter into this Agreement and purchase the Common Stock, the Company hereby represents and warrants that:

               (a) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

               (b) the Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

               (c) as of immediately following the consummation of the transactions contemplated hereby, all of the outstanding shares of the Common Stock shall be duly and validly issued and authorized, fully paid, nonassessable and free and clear of all encumbrances.

               (d) as of the date hereof, the Common Stock represents 2.3% of the Common Stock Equivalent (as such term is defined in the Agreement Evidencing a Grant of a Stock Option, dated as of the date hereof, between the Company and Employee). As of the date hereof, other than (x) capital stock sold or options granted to the management of the Company and (y) as referred to in the Company's Restated Certificate of Incorporation or in the definition of Common Stock Equivalents, the Company has no outstanding shares of capital stock, securities convertible or exchangeable into shares of capital stock or warrants, options or other contracts under which the Company could be required to issue shares of capital stock or securities convertible or exchangeable into shares of capital stock.

                          ARTICLE 3. TRANSFERABILITY

          3.1  Transfer of Stock.  No Common Stock or any interest therein may
               -----------------
be sold, transferred, assigned, pledged or otherwise disposed of (a "Transfer") by any Employee Holder other than as permitted under the Shareholders' Agreement or as provided in section 3.4. Any attempt to transfer any Common Stock in violation of this Article 3 shall be null and void, and the Company shall not give any effect to such attempted Transfer in the stock records of the Company.

          3.2  Legend.
               ------

               (a) Each certificate evidencing the Common Stock and each certificate issued in exchange for or upon the transfer of the Common Stock (if such shares remain Common Stock upon such transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE
          SECURITIES LAW OR REGULATION.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE SHAREHOLDERS' AGREEMENT DATED AS OF MAY 14, 1998, AMONG THE DERBY CYCLE CORPORATION (THE "COMPANY") AND CERTAIN SHAREHOLDERS THEREOF. A COPY OF SUCH SHAREHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company will imprint such legends on certificates evidencing the Common Stock outstanding prior to the date hereof. The legend set forth in the second paragraph above shall be removed from the certificates pursuant to the terms of the Shareholders' Agreement.

          3.3 Except pursuant to a Sale of the Company or a Public Sale, no Employee Holder may sell, transfer or dispose of any such securities of the Company without first delivering to the Company (i) a written notice setting forth the date, price and other terms of such sale, transfer or disposition, with such notice delivered to the Company at least thirty (30) days prior to the consummation of such sale, transfer or disposition, and (ii) if the Company so requests, (A) an opinion of counsel acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer, (B) a written agreement (reasonably satisfactory to the Company), whereby the transferee agrees to (x) be deemed an Employee Holder (as defined below) hereunder and (y) be bound by the obligations applicable to the Employee Holder hereunder (including, without limitation, becoming a party to the Shareholders' Agreement and complying with the restrictions on Transfer of Common Stock as set forth in this Section 3), and (C) such further evidence as the Company may reasonably require to confirm to the Company's satisfaction that such sale, transfer or disposition is in compliance with the terms of this Agreement and the Shareholders' Agreement.

"Permitted Transfers" shall mean a Transfer pursuant to (i) a Sale of the Company and (ii) a Public Sale (as defined in the Shareholders' Agreement).

          3.4  Repurchase of Stock.
               -------------------

               (a) Upon (i) the resignation by the Employee from the Company (or any Company subsidiary) without Good Reason (as defined below) prior to the second anniversary of the date hereof or (ii) the termination by the Company (or Company subsidiary) with Cause of the Employee's employment with the Company or any Company subsidiary prior to the second anniversary of the date hereof, the Company shall have the option (at its sole discretion) to purchase all or any portion of the Common Stock from the Employee Holders and the Employee Holders shall sell (if the Company decides to so purchase) the Common Stock to the Company for the lesser of
     (x) the original consideration paid by Employee for such Common Stock and
     (ii) the Fair Market Value of the Common Stock.

               (b) Upon (i) the resignation by the Employee from the Company (or any Company subsidiary) without Good Reason on or after the second anniversary of the date hereof or (ii) the termination by the Company (or Company subsidiary) with Cause of the Employee's employment with the Company or any Company subsidiary on or after the second anniversary of the date hereof, the Company shall have the option (at its sole discretion) to purchase all or any portion of the Common Stock from the Employee Holders and the Employee Holders shall sell (if the Company decides to so purchase) the Common Stock to the Company for the Fair Market Value of the Common Stock.

               (c)  Upon (i) the resignation of the Employee with Good Reason,
     (ii) the termination by the Company (or Company subsidiary) without Cause of the Employee's employment with the Company or any Company subsidiary,
     (iii) the Employee's death or (iv) the Employee's physical or mental disability (as determined under Section 4(a)(iii) of the Employment Agreement, dated as of the date hereof (the "Employment Agreement"), by and between the Employee and the Company), the Company shall purchase the Common Stock of the Employee Holders for the Fair Market Value of the Common Stock, and each Employee Holder shall be required to sell such Common Stock.

               (d) Notwithstanding anything to the contrary, the following shall apply in connection with any repurchase of Common Stock by the Company as set forth in Sections 3.4(a), 3.4(b) and 3.4(c) above:

                    (i) if such repurchase of Common Stock would (A) cause a default or be an event of default under any agreements ("Financing Agreements") relating to material financing of the Company or its Subsidiaries or (B) cause the Company to violate the General Corporation Law of the State of Delaware ("Delaware Code"), the Company may make such repurchase using (and pay as consideration) either (x) subordinated promissory notes or (y) if the issuance of such note is not allowed until the Financing Agreements, newly issued preferred stock of the Company, in each case such instrument bearing an interest rate or dividend, as the case may be, of 9% per annum (compounded annually) and shall have a maturity date (in the case of a subordinated promissory note) or a mandatory redemption date (in the case of new issued preferred stock) on (1) the earliest date permitted under the Financing Agreements or the Delaware Code, as the case may be, or (2) a Sale of the Company (collectively, the "Consideration Instrument");

                    (ii) if the aggregate consideration paid by the Company (the "Purchase Price") for such repurchase of Common Stock is greater than or equal to the principal amount plus all accrued but unpaid interest (collectively, the "Outstanding Balance") of the Promissory Note, dated as of the date hereof, made by Employee in favor of the Company for $1,500,000 (the "Note"), then (x) first, the Company shall reduce the Purchase Price by the Outstanding Balance, (y) second, any Purchase Price in excess of the Outstanding Balance shall be paid by the Company to Employee either (A) in cash or (B) if Section 3.4(d)(i) above is applicable, using the Consideration Instrument, and (z) third, the Company shall cancel the Note;

                    (iii) if the Purchase Price for the repurchase of Common Stock as set forth in Sections 3.4(a) and 3.4(b) is less than the Outstanding Balance, then (x) first, the Company shall reduce the Outstanding Balance by the Purchase Price, (y) second, any Outstanding Balance in excess of the Purchase Price (the "Cash Difference Payment") shall be immediately paid in cash by Employee to the Company, and (z) third, upon such payment, the Company shall cancel the Note; provided that, the Cash Difference Payment shall be limited to and shall not exceed the Personal Liability Limit (as such term is defined in the Note); and

                    (iv) if the Purchase Price for the repurchase of Common Stock as set forth in Section 3.4(c) is less than the Outstanding Balance, then (x) first, the Company shall reduce the Outstanding Balance by the Purchase Price, (y) second, any Outstanding Balance in excess of the Purchase Price (the "Note Difference Payment") shall be paid by Employee to the Company using a promissory note bearing an interest rate of 6% per annum, with the principal and interest on such promissory note to be paid in eight equal quarterly installments, and (z) third, upon issuance of such promissory note by Employee, the Company shall cancel the Note; provided that, the Note Difference Payment shall be limited to and shall not exceed the Personal Liability Limit.

               (e) Notwithstanding anything to the contrary herein, if, at any time after a Qualified Initial Public Offer, a repurchase of Common Stock (as set forth in this Section 3.4) would cause a charge to the earnings of the Company under United States generally accepted accounting principles (as determined in good faith by the Company's accountants), then the Company shall not be obligated (or be required) to repurchase the Common Stock.

               (f) If the Company (i) does not choose to exercise its right to repurchase all of the Common Stock as set forth in Sections 3.4(a) and 3.4(b) or (ii) is unable to make such repurchase of the Common Stock pursuant to Section 3.4(e) above, then the Employee shall (x) immediately repay in cash the Personal Liability (as such term is defined in the Note) portion of the Note and (y) so long as Section 3.4(e) above is not applicable, have the right to pay off the remaining balance of the Note by requiring the Company to repurchase at the applicable purchase price (as set forth in Sections 3.4(a) and 3.4(b)) such number of Common Stock which would pay off such balance; provided that, if (A) the Company is obligated to make such repurchase of Common Stock under Section 3.4(c) above and (B)
                                                                        ---
     Section 3.4(e) above is applicable, then the Employee shall have the right to repay the Personal Liability portion of the Note (as required under clause (x) above) by using a promissory note bearing an interest rate of 6% per annum, with the principal and interest on such promissory note to be paid within two years of the Employee's termination of employment from the Company (or Company subsidiary).

"Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving disloyalty, fraud or material dishonesty with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform material duties as reasonably directed by the Board of Directors or, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement by the Employee if such breach is not cured within 30 days of Employee receiving written notice of such breach; provided that, Cause shall not be deemed to exist unless (A) the Company provides to the Employee a written notice specifying in detail the reasons for (and/or breaches leading to) the existence of Cause within 30 days of becoming aware of the existence of such Cause and (B) to the extent curable, the Employee has had 30 days after receipt of the Company's written notice to cure the existence of any such Cause.

"Fair Market Value" per share on any given date means the average of the closing price of the sales of such shares on all securities exchanges on which such shares may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such shares are not quoted on the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar organization. If at any time such shares are not listed or quoted, the Fair Market Value per share shall be determined by the Board of Directors or the compensation committee of the Board of Directors (i) based on such factors as the members thereof, in the exercise of their business judgment, consider relevant and (ii) consistent with fair market valuation previously conducted by the Board of Directors. In the event that the Employee disagrees with the valuation of the Board of Directors, the value shall be determined by a recognized investment banker appointed by the Board of Directors and reasonably satisfactory to Employee. The cost of such appraisal shall be borne by the Company.

"Good Reason" shall mean (i) the assignment to Employee of any substantial duties or the substantial reduction of Employee's duties or authority, either of which is materially inconsistent with his position as president and chief executive officer of the Company, (ii) a reduction in Employee's base salary or other incentive compensation plan or benefits (other than any such reduction made as a part of a reduction program for substantially all of the executives employed by the Company or any Company subsidiary), (iii) the Employee is not nominated and elected as a member of the Board of Directors of the Company; (iv) other than the U.S. Move (as defined in the Employment Agreement), the Company relocating Employee's principal place of business, without the Employee's consent, outside of New York, New York, Fairfield County, Connecticut or Weschester County, New York (as the case may be in connection with the U.S.
Move) and (v) any material breach of this Agreement by the Company if such breach is not cured within 30 days of the Company receiving written notice of such breach; provided that, Good Reason shall not be deemed to exist unless (A) the Employee provides to the Company a written notice specifying in detail the reasons for (and/or breaches leading to) the existence of Good Reason within 30 days of becoming aware of the existence of such Good Reason and (B) to the extent curable, the Company has had 30 days after receipt of the Employee's written notice to cure the existence of any such Good Reason.

                        ARTICLE 4. GENERAL PROVISIONS.

          4.1  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          4.2  Entire Agreement.  This Agreement and those documents expressly
               ----------------
referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto with respect to the subject matter hereof written or oral, which may have related to the subject matter hereof in any way.

          4.3  Amendments and Waivers.  Any provision of this Agreement may be
               ----------------------
amended or waived only with the prior written consent of Employee and the Company.

          4.4  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          4.5  Counterparts.  This Agreement may be executed by the parties
               ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          4.6  Headings.  The headings contained in this Agreement are for
               --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

          4.7  Arbitration.
               -----------

               (a) Employee and the Company agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of this Agreement (the "Disputes"). Nothing in this Section 4.7 shall prohibit a
                     --------
     party hereto from instituting litigation to enforce any Final Determination (as defined below) or availing itself of the other remedies set forth in
     Section 4.8 below. The parties hereby agree and acknowledge that, except as otherwise provided in this Section 4.7 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of New York law.

               (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may,
                                                   ----------------
     within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration") and by filing a copy of such Notice
                     ---------------------
     of Arbitration with the appropriate office of the American Arbitration Association. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

               (c) The Company and Employee shall attempt to agree within 10 business days on an arbitrator. If they are unable to agree, the Company and the Employee each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Company's Arbitrator" and "Employee's Arbitrator,"
                            --------------------       ---------------------
     respectively). In the event that either party fails to select an independent arbitrator as set forth herein within 20 days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. Company's Arbitrator and Employee's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the arbitrator so selected shall resolve the matter according to the procedures set forth in this Section 4.7. If Company's Arbitrator and Employee's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Company's Arbitrator and Employee's Arbitrator shall each prepare a list of three independent arbitrators. Company's Arbitrator and Employee's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within 7 days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Company's Arbitrator and Employee's Arbitrator.

               (d) The arbitrator jointly selected by the Company and the Employee pursuant (or the third arbitrator selected pursuant) to paragraph
     (c) will determine the allocation of the costs and expenses of arbitration.

               (e) The arbitration shall take place in New York City and shall be conducted under the American Arbitration Association rules as in effect from time to time in the State of New York, except as otherwise set forth herein or as modified by the agreement of all of the parties to this Agreement. The arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (a "Final
                                                               -----
     Determination") is made or rendered as soon as practicable, but in no event
     -------------
     later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the arbitrator. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

               (f) Employee and the Company may enforce any Final Determination in any state or federal court having jurisdiction over the dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum. The foregoing shall in no way prevent or prejudice the prevailing party's right to enforce a Final Determination in any other jurisdiction (whether domestic or foreign).

               (g) If any party shall fail to pay the amount of any damages, if any, assessed against it within 10 days of the delivery to such party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including, but not limited to, all attorneys' fees) incurred in seeking to collect such damages or to enforce any Final Determination.

          4.8  Remedies.  Except as provided in Section 4.7 hereof regarding the
               --------
requirements of using the arbitration procedure set forth therein for resolving and remedying claims for money damages arising out of this Agreement, Employee and the Company each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

          4.9. Rights of Participants.  This Agreement does not create any
               -----------------------
employment rights in Employee Holder and the Company shall have no liability under this Agreement for terminating Employee's employment or materially reducing Employee's responsibilities other than the remedies herein provided in such events.
                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



                                        THE DERBY CYCLE CORPORATION


                                        By:  ___________________________________
                                             Name:
                                             Title:




                                             ___________________________________
                                             GARY S. MATTHEWS